Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

PATTERSON COMPANIES, INC.

ARTICLE I

OFFICES

Section 1.1 Registered and other offices. The registered office of the corporation in Minnesota shall be that set forth in the articles of incorporation or in the most recent amendment of the articles of incorporation or statement of the board of directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the state of Minnesota, as the board of directors shall, from time to time, determine.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1 In general. Except as required by Section 2.8, all meetings of the shareholders shall be held at the registered office of the corporation or at such other place (either within or without the state of Minnesota) as shall be designated from time to time by the board of directors and stated in the notice of the meeting. The board of directors may determine that a meeting of the shareholders shall be held solely by means of remote communication through which the shareholders may participate in the meeting, if the notice of the meeting is given to every holder of shares entitled to vote and if the number of shares held by the shareholders participating in the meeting would be sufficient to constitute a quorum at the meeting. The board of directors may determine that a shareholder not physically present in person or by proxy at a meeting of shareholders may, by means of remote communication, participate in a meeting of shareholders held at a designated place. Participation by a shareholder by that means constitutes presence at the meeting in person or by proxy if all other requirements of law are met.

Section 2.2 Regular meetings. Regular meetings of shareholders may be held on an annual or other less frequent periodic basis, but need not be held unless required by the articles of incorporation, these bylaws or the laws of the state of Minnesota.

Section 2.3 Demand by shareholder for regular meeting. If a regular meeting of shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of all voting shares may demand a regular meeting of shareholders by notice of demand given to the chief executive officer or the chief financial officer of the corporation. Within 30 days after receipt of the demand by one of those officers, the board of directors shall cause a regular meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, all at the expense of the corporation. If the board fails to cause a regular meeting to be called and held as required by this section, the shareholder or shareholders making the demand may call the regular meeting by giving notice as required by Section 2.8, all at the expense of the corporation.

Section 2.4 Business at regular meeting. At each regular meeting of shareholders there shall be an election of qualified successors for directors who, unless otherwise provided in these bylaws, shall serve for an indefinite term. No other particular business is required to be transacted at a regular meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting.

Section 2.5 Special meetings. Special meetings of the shareholders may be called for any purpose or purposes at any time, by the chief executive officer, the chief financial officer, two or more directors, a person authorized in the articles of incorporation or these bylaws to call special meetings, or a shareholder or shareholders holding ten percent or more of the voting shares.

Section 2.6 Demand by shareholder for special meeting. A shareholder or shareholders holding ten percent or more of the voting shares may demand a special meeting of shareholders by written notice of demand given to the chief executive officer or chief financial officer of the corporation and containing the purposes of the meeting. Within 30 days after receipt of the demand by one of those officers, the board shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, all at the expense of the corporation. If the board fails to cause a special meeting to be called and held as required hereby, the shareholder or shareholders making the demand may call the meeting by giving notice as required by Section 2.8, all at the expense of the corporation.

Section 2.7 Business at special meetings. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting. Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf of the corporation, unless all of the shareholders have waived notice of the meeting in accordance with Section 2.9.

Section 2.8 Notice of meeting. Except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, notice of all meetings of shareholders stating the place, date and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be given in writing, by means of electronic communication (if the requirements of Minnesota Statutes Section 302A.436, Subd. 5, as amended from time to time, are met), or other method effective under applicable law, to each shareholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting, except that a meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the corporation is located.

Section 2.9 Waiver; Objections. A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, by authenticated electronic communication, or by attendance. Attendance by a shareholder at a meeting, including attendance by means of remote communication, is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 2.10 Stock ledger. At least ten days before every meeting of shareholders, the officer who has charge of the stock ledger of the corporation shall cause to be prepared and made a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

Section 2.11 Record date. The board of directors may fix a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of voting shares entitled to notice of and to vote at such meeting. When a date is so fixed, only shareholders on that date are entitled to notice and permitted to vote at that meeting of shareholders notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The board of directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the board of directors fails to fix a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of the shareholders, the record date shall be the 20th day preceding the date of such meeting.

Section 2.12 Quorum. The holders of a majority of the voting power of the shares entitled to vote at a meeting present in person or by proxy at the meeting are a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the articles of incorporation. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 2.13 Adjourned meetings. In the absence of a quorum, any meeting may be adjourned from time to time. In case a quorum shall not be present in person or by proxy at a meeting, those present in person or by proxy may adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least five days before such adjourned meeting. If a quorum is present in person or by proxy, a meeting may be adjourned from time to time without notice, other than announcement at the time of adjournment of the meeting. At adjourned meetings at which a quorum is present in person or by proxy, any business may be transacted at the meeting as originally noticed.

Section 2.14 Majority vote required. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present, except where a larger proportion or number is required by the articles of incorporation, these bylaws, or the laws of the state of Minnesota.

Section 2.15 Voting by class. In any case where a class or series of shares is entitled by the articles of incorporation, the laws of the state of Minnesota or the terms of the shares to vote as a class or series, the matter being voted upon must also receive the affirmative vote of the holders of the same proportion of the shares of that class or series as is required pursuant to Section 2.14.

Section 2.16 Voting power. Unless otherwise provided in the articles of incorporation or in the terms of the shares, a shareholder has one vote for each share held.

Section 2.17 Jointly owned shares. Shares owned by two or more shareholders may be voted by any one of them unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares.

Section 2.18 Registered shareholders. Except as otherwise provided by the laws of the state of Minnesota, the corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof.

Section 2.19 Organization. Meetings of the corporation’s shareholders shall be presided over by the chairman of the board, or in the absence of the chairman of the board by the chief executive officer, or in his or her absence by a chairman of the meeting designated by the board of directors. The secretary shall act as secretary of the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of shareholders shall have the right and authority to convene and for any reason to adjourn or recess the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, the manner of voting and conduct of business and the date and time of opening and closing of the polls. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

Section 2.20 Proxy. Subject to the limitations herein expressed, a shareholder may cast or authorize the casting of a vote by (a) filing a written appointment of a proxy, signed by the shareholder, with an officer of the corporation at or before the meeting at which the appointment is to be effective, or (b) by telephonic transmission or authenticated electronic communication, whether or not accompanied by written instructions of the shareholder, of an appointment of a proxy with the corporation or the corporation’s duly authorized agent at or before the meeting at which the appointment is to be effective. The telephonic transmission or authenticated electronic communication must set forth or be submitted with information from which it can be determined that the appointment was authorized by the shareholder. Any copy, facsimile telecommunication, or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original. An appointment of a proxy for shares held jointly by two or more shareholders is valid if signed by any one of them, unless the corporation receives from any one of those shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. Notwithstanding the foregoing, no priority to vote shares in the corporation may be granted to any person who would not be qualified to be a shareholder.

Section 2.21 Advance notice for shareholder proposals. No business may be transacted at a regular meeting of shareholders, other than business properly brought before the meeting. To be properly brought before a regular meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any shareholder of the corporation (i) who is a shareholder of record both on the date of the giving of the notice required by this Section 2.21 and at the time of the meeting, (ii) who is entitled to vote at the meeting, and (iii) who complies with the notice procedures set forth in this Section 2.21. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and included in the notice of meeting given by or at the direction of the board of directors, the foregoing clause (c) shall be the exclusive means for a shareholder to propose business to be brought before a regular meeting of the shareholders.

Shareholders shall not be permitted to propose business to be brought before a special meeting of shareholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of special meeting given by or at the direction of the person calling the special meeting, which may include the shareholder demanding a special meeting pursuant to Section 2.6.

Shareholders seeking to nominate persons for election to the board must comply with Section 3.1. This Section 2.21 shall not be applicable to nominations.

In addition to any other applicable requirements, for business to be properly brought before a regular meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a shareholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days prior to the anniversary date of the immediately preceding regular meeting of shareholders; provided, however, that in the event that the regular meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder to be timely must be so received not later than the earlier of the close of business on the 90th day prior to such regular meeting or the tenth day following the date on which public announcement of the date of the regular meeting was made.

No business shall be conducted at a regular meeting of shareholders except business brought before the meeting in accordance with the procedures set forth in this Section 2.21; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this section shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of the meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

ARTICLE III

DIRECTORS

Section 3.1 Number and election. The board of directors shall consist of one or more directors. The number of directors shall be determined by the shareholders who shall, at each regular meeting, fix the number of directors and elect the number so fixed. Except as provided in Section 3.3, each director shall hold office until his successor is elected and qualified, or until his earlier death, disqualification, resignation or removal. Directors shall be natural persons but need not be shareholders. No person (other than a person designated by or on behalf of the board) shall be eligible for election as a director at any regular or special meeting of shareholders unless a written request that his name be placed in nomination and the written consent of such person to serve as a director are received from a shareholder of record by the secretary of the corporation not less than 90 days prior to the anniversary date of the immediately preceding regular meeting of shareholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder to be timely must be so received not later than the earlier of the close of business on the 90th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such annual meeting was made.

Section 3.2 Classes of directors. The board of directors shall be divided into three classes as nearly equal in number as may be, with the term of office of a class expiring each year. At the regular meeting of the shareholders in 1993, directors of the first class shall be elected to hold office for a term expiring at the next succeeding regular meeting of the shareholders, directors of the second class shall be elected to hold office for a term expiring at the second succeeding regular meeting of the shareholders and directors of the third class shall be elected to hold office for a term expiring at the third succeeding regular meeting of shareholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. At each regular meeting of the shareholders the successors to the class of directors whose term is then expiring shall be elected to hold office for a term expiring at the third succeeding regular meeting of the shareholders, or until his successor is elected and qualified. Notwithstanding the foregoing, at the 2013 annual meeting of shareholders of the corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2014 annual meeting of shareholders of the corporation; at the 2014 annual meeting of shareholders of the corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2015 annual meeting of shareholders of the corporation; and at each annual meeting of shareholders of the corporation thereafter, the directors shall be elected for terms expiring at the next succeeding annual meeting of shareholders of the corporation, with each director to hold office until his or her successor shall have been duly elected and qualified. Commencing with the annual meeting of shareholders of the corporation scheduled to be held in 2015, the classification of the board of directors shall cease.

Section 3.3 Vacancies and new directorships. Unless different rules for filling vacancies are provided for in the articles of incorporation, vacancies on the board resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, and vacancies on the board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. Each director elected to fill a vacancy holds office until a qualified successor is elected by the shareholders at the next regular meeting or special meeting of the shareholders.

Section 3.4 Powers. The business and affairs of the corporation shall be managed by or under the direction of a board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the articles of incorporation, these bylaws or the laws of the state of Minnesota directed or required to be exercised or done by the shareholders.

Section 3.5 Time and place of meeting. Meetings of the board of directors may be held from time to time at any place, within or without the state, that the board of directors may select or by any means described in Section 3.6. If the board of directors fails to select a place for a meeting, the meeting shall be held at the principal executive office of the corporation, except in the case of the first meeting of each newly elected board of directors which shall be held as provided in Section 3.7.

Section 3.6 Electronic meetings. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting, if the same notice is given of the conference as would be required by Section 3.8 for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a board meeting not described above by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by such remote or electronic means of communication constitutes presence in person at the meeting.

Section 3.7 First meeting. The first meeting of each newly elected board of directors shall be held on the day of the regular meeting of the shareholders immediately after the adjournment thereof at the place where the shareholders’ meeting is held, or at such time and place as shall be fixed by the shareholders at the regular meeting, and no notice of such meeting shall be necessary in order to legally constitute the meeting, provided a quorum is present. If such meeting is not held, it may be held at such time and place and in the manner provided for other meetings of the board of directors or as specified in a written waiver signed by all of the directors.

Section 3.8 Other meetings. Meetings of the board, except for the first meeting, may be called by a director or by the chief executive officer of the corporation on ten days’ notice to all directors, of the date, time and place of the meeting. The notice need not state the purpose of the meeting. If the day or date, time and place of a board meeting have been announced at a previous meeting of the board, no notice is required.

Section 3.9 Quorum. A majority, or a larger or smaller proportion or number provided in the articles of incorporation, of the directors currently holding office present at a meeting is a quorum for the transaction of business.

Section 3.10 Adjourned meetings. In the absence of a quorum, any meeting may be adjourned from time to time. If any meeting of the board of directors is adjourned to another time or place, no notice of such adjourned meeting need be given other than by announcement at the time of adjournment.

Section 3.11 Board action. The board shall take action by the affirmative vote of a majority of directors present at a duly held meeting, except where the affirmative vote of a larger proportion or number is required by the articles of incorporation, these bylaws or the laws of the state of Minnesota. If the articles of incorporation require a larger proportion or number than is required by the laws of the state of Minnesota for a particular action, the articles of incorporation shall control.

Section 3.12 Waiver of notice. A director may waive notice of a meeting of the board. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, by authenticated electronic communication, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

Section 3.13 Absent directors. A director may give advance written consent or opposition to a proposal to be acted on at a board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 3.14 Committees. A resolution approved by the affirmative vote of a majority of the entire board of directors may establish committees having the authority of the board in the management of the business of the corporation to the extent provided in the resolution. Committee members shall be natural persons. Unless the articles of incorporation provide for a different membership, a committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees may include a special litigation committee consisting of one or more independent directors or other independent persons to consider legal rights or remedies of the corporation and whether those rights and remedies should be pursued. Committees, other than special litigation committees, are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the board of directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or small proportion or number is provided in the articles of incorporation, these bylaws or in a resolution approved by the affirmative vote of a majority of the directors present. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

Section 3.15 Action without a meeting. An action required or permitted to be taken at a board meeting or by a lawfully constituted committee thereof may be taken by written action signed by all of the directors or by all of the members of such committee, unless the action need not be approved by the shareholders and the articles of incorporation so provide, in which case, the action may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board of directors or the committee at which all directors or committee members were present. The written action is effective when signed by the required number of directors or committee members unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors or committee members, all directors and committee members shall be notified immediately of its text and effective date. Failure to provide such notice does not invalidate the written action.

Section 3.16 Fees and expenses. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid such compensation for their services as a director as the board of directors may fix from time to time. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Committee members shall also be paid their expenses, if any, and be compensated as the board of directors may determine for attending committee meetings.

ARTICLE IV

OFFICERS

Section 4.1 Election of required officers. The officers of the corporation shall be elected by the board of directors at its first meeting after each regular meeting of shareholders and shall consist in all events of a chief executive officer and chief financial officer, however designated.

Section 4.2 Other officers. The board of directors may elect or appoint any other officers or agents the board deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms in office provided for in the articles of incorporation, these bylaws or determined by the board of directors.

Section 4.3 Duties of chief executive officer. The chief executive officer shall have general active management of the business of the corporation; subject to the duties assigned to a chairman of the board by the board of directors, when present, preside at all meetings of the board and of the shareholders; see that all orders and resolutions of the board are carried into effect; sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the articles of incorporation or by the board to some other officer or agent or officer of the corporation; maintain records of and, whenever necessary, certify all proceedings of the board and the shareholders; and perform other duties prescribed by the board.

Section 4.4 Duties of chief financial officer. The chief financial officer shall keep accurate financial records for the corporation; deposit all money, drafts, and checks in the name of and to the credit of the corporation in the banks and depositories designated by the board; endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the board, making proper vouchers therefor; disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the board; render to the chief executive officer and the board, whenever requested, an account of all transactions by the chief financial officer and of the financial condition of the corporation; and perform other duties prescribed by the board or by the chief executive officer.

Section 4.5 Multiple offices. Any number of offices or functions of those offices may be held or exercised by the same person. If a document must be signed by a person holding different offices or functions and a person holds or exercises more than one of those offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.

Section 4.6 Salaries. The salaries of all executive officers of the corporation shall be determined by the board of directors or a committee thereof.

Section 4.7 Tenure, removal or vacancy. Each officer shall hold office until his successor is chosen and qualified, or until his earlier death, disqualification, resignation or removal. Subject to the provisions of a shareholder control agreement, an officer may be removed at any time with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present. Such removal, however, shall be without prejudice to any contract rights of the officer. Any officer may resign at any time by giving written notice to the corporation.

Section 4.8 The chairman of the board. The chairman of the board, if there be one, shall perform such duties and have such powers as the board of directors may from time to time prescribe.

Section 4.9 Duties of president. Unless otherwise determined by the board of directors, the president, if designated, shall be the chief executive officer of the corporation. If an officer other than the chief executive officer is designated the president, he shall perform such duties and have such powers as the board of directors may from time to time prescribe.

Section 4.10 Duties of executive vice president. The executive vice president, if designated, shall manage the business of the corporation under the advice and general control of the chief executive officer. At the request of the chief executive officer, or in the event of his absence or disability, he shall perform the duties and exercise the powers of the chief executive officer and shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

Section 4.11 Duties of vice presidents. Each vice president shall have such powers and perform such duties as may from time to time be assigned to them respectively by the board of directors or the chief executive officer. In the absence of the chief executive officer (and the executive vice president if one be designated) or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chief executive officer and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

Section 4.12 Duties of secretary. The secretary shall attend all meetings of the board of directors and of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the executive committee when required; give, or cause to be given, notice of all meetings of the shareholders and, when required, meetings of the board of directors; and have custody of the corporate seal of the corporation, if there be one, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation, if there be one, and to attest the affixing by his signature. The secretary shall perform such other duties and have such other powers as the board of directors or the chief executive officer shall from time to time prescribe.

Section 4.13 Duties of assistant secretary. The assistant secretary, if designated, or if there be more than one, the assistant secretaries in the order determined by the chief executive officer (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

Section 4.14 Duties of treasurer. The treasurer, if designated, shall be the chief financial officer of the corporation.

Section 4.15 Duties of assistant treasurer. The assistant treasurer, if designated, or if there shall be more than one, the assistant treasurers in the order determined by the chief executive officer (or if thereby no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

ARTICLE V

CERTIFICATE OF SHARES

Section 5.1 Uncertificated shares. The corporation may issue some or all of any class or series of shares as uncertificated shares. The corporation shall provide each holder of uncertificated shares with the information required by Minnesota Statutes, Section 302A.417, Subd. 7.

Section 5.2 Certificates. Each shareholder of the corporation shall be entitled to have a share certificate signed by or in the name of the corporation by an officer, certifying the number of shares in the corporation owned by him. Unless otherwise provided by the board of directors, certificates shall be signed by the chief executive officer and the secretary, if there is one, or otherwise by the chief financial officer.

Section 5.3 Facsimile signatures. The signature of any officer upon a share certificate may be a facsimile, engraved or printed thereon, if authorized by the board of directors. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

Section 5.4 New certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to indemnify the corporation against any claims which may be made against it on account of the reissuance of such certificate and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.5 Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence or succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification. The corporation shall indemnify, in accordance with the terms and conditions of Minnesota Statutes, Section 302A.521, the following persons: (a) officers and former officers; (b) directors and former directors; (c) members and former members of committees appointed or designated by the board of directors; and (d) employees and former employees of the corporation. The corporation shall not be obligated to indemnify any other person or entity, except to the extent such obligation shall be specifically approved by resolution of the board of directors. This Section 6.1 is for the sole and exclusive benefit of the persons designated herein and no person, firm or entity shall have any rights under this section by way of assignment, subrogation or otherwise, and whether voluntarily or by operation of law.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Manner of amendment. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the shareholders or by the board of directors, subject to the power of the shareholders exercisable in the manner provided by the laws of the state of Minnesota to adopt, amend or repeal bylaws adopted, amended or repealed by the board.

Section 7.2 Dividends. Dividends upon the shares of the corporation may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the corporation.

Section 7.3 Voting of shares of other corporations. The shares of any other corporation owned by this corporation may be voted at any meeting of the shareholders of such other corporation by such proxy as the board of directors of this corporation may appoint, or if no such appointment be made, by the chief executive officer.

Section 7.4 Notices; general. Whenever notice is required to be given to any director or shareholder under the laws of the state of Minnesota, the articles of incorporation or these bylaws, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given personally, by facsimile or by electronic communication.

Section 7.5 Gender references. All references in these bylaws to a party in the masculine shall include the feminine and neuter.

Section 7.6 Plurals. All references in the plural shall, where appropriate, include the singular and all references in the singular shall, where appropriate, be deemed to include the plural.

Section 7.7 Statutory references. All statutory references in these bylaws shall be deemed to refer to any amendment to any statute cited, or any successor statute thereto, and to the extent any such statute is amended or superseded, these bylaws shall be deemed amended to conform to any such statutory amendment and to include any successor statute.

Section 7.8 Forum for derivative action. The sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation; (2) any action asserting a claim for breach of fiduciary duty owed by any director officer or other employee of the corporation to the corporation or the corporation’s shareholders; (3) any action asserting a claim arising pursuant to any provision of Minnesota Statutes, Chapter 302A; or (4) any action asserting a claim governed by the internal affairs doctrine shall be the state and federal courts located in Hennepin County, Minnesota. Any person or entity purchasing or otherwise acquiring an interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this bylaw.

ARTICLE VIII

METHODS OF COMMUNICATION

Section 8.1 Definitions. As used in these bylaws, the following terms shall have the following respective meanings:

“Authenticated.” With respect to electronic communication, communication that is delivered to the principal place of business of the corporation, or to an officer or agent of the corporation authorized by the corporation to receive the communication, and that the communication sets forth information from which the corporation can reasonably conclude that the communication was sent by the purported sender.

“Electronic.” Relating to technology having electrical, digital, magnetic, wireless, optical, electromagnetic, or similar capabilities.

“Electronic Communication.” Any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient of the communication, and that may be directly reproduced in paper form by the recipient through an automated process.

“Remote Communication.” Communication via electronic communication, conference telephone, video conference, the Internet, or such other means by which persons not physically present in the same location may communicate with each other on a substantially simultaneous basis.

CERTIFICATION

I, Matthew L. Levitt, do hereby certify that I am the duly elected, qualified and acting Secretary of Patterson Companies, Inc., a corporation organized under the laws of the State of Minnesota, and that the foregoing is a true and correct copy of the Amended and Restated Bylaws adopted at a meeting of the Board of Directors of said corporation held on September 11, 2012.

/s/ Matthew L. Levitt
Matthew L. Levitt, Secretary